Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three months ended March 31,  2020 and 2019

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

(unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$13.8	$26.1
Restricted cash	0.5	7.7
Accounts receivable - trade, unbilled and other	32.3	30.0
Accounts receivable - related party	31.4	34.0
Current portion of derivative instruments asset	—	0.7
Inventory	15.8	18.6
Insurance Receivable	6.1	13.5
Prepayments and other current assets	7.2	5.5
Total current assets	107.1	136.1

Property, plant, and equipment, net	491.4	503.1
Equity investments in unconsolidated affiliates	103.7	96.6
Power purchase agreements and intangible assets, net	137.5	144.3
Goodwill	21.4	21.4
Deferred income taxes	9.3	9.9
Other assets	1.4	2.9
Total assets	$871.8	$914.3

Liabilities
Current liabilities:
Accounts payable	$3.7	$7.8
Related party payables	31.9	29.8
Accrued interest	2.4	0.4
Other accrued liabilities	10.7	15.4
Current portion of long-term debt	78.5	76.4
Current portion of derivative instruments liability	12.4	8.8
Other current liabilities	0.8	0.8
Total current liabilities	140.4	139.4

Long-term debt, net of unamortized discount and deferred financing costs	436.3	473.5
Derivative instruments liability	16.5	15.9
Deferred income taxes	24.3	23.9
Power purchase and fuel supply agreement liabilities, net	18.5	19.8
Other long-term liabilities	52.2	54.2
Total liabilities	688.2	726.7
Commitments and contingencies

Equity
Partners' capital	1,160.2	1,159.6
Accumulated other comprehensive loss	(149.1)	(139.1)
Retained deficit	(996.3)	(1,015.6)
Total APLP Holdings Limited Partnership equity	14.8	4.9
Preferred shares issued by a subsidiary company	168.8	182.7
Total equity	183.6	187.6
Total liabilities and equity	$871.8	$914.3

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Project revenue:
Energy sales	$40.7	$37.0
Energy capacity revenue	28.0	30.2
Other	4.1	5.8
	72.8	73.0
Project expenses:
Fuel	19.6	20.0
Operations and maintenance	20.0	16.2
Depreciation and amortization	15.6	16.1
	55.2	52.3
Project other income (expense):
Change in fair value of derivative instruments	(5.6)	(2.4)
Equity in earnings of unconsolidated affiliates	13.7	12.9
Interest expense, net	(0.3)	(0.3)
	7.8	10.2
Project income	25.4	30.9

Administrative and other expenses:
Administration	1.2	1.4
Interest expense, net	9.1	9.1
Foreign exchange (gain) loss	(13.1)	3.2
Other expense	3.8	3.5
	1.0	17.2
Income before income taxes	24.4	13.7
Income tax expense	1.5	0.7
Net income	22.9	13.0
Net loss attributable to preferred shares of a subsidiary company	(5.8)	(6.5)
Net income attributable to APLP Holdings Limited Partnership	$28.7	$19.5

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$22.9	$13.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.6	16.1
Gain on purchase and cancellation of convertible debentures	—	0.6
Stock-based compensation expense	0.3	—
Distributions from unconsolidated affiliates	6.0	5.8
Equity in earnings from unconsolidated affiliates	(13.7)	(12.9)
Unrealized foreign exchange (gain) loss	(13.1)	3.2
Change in fair value of derivative instruments	5.6	2.4
Change in deferred income taxes	0.3	(0.6)
Amortization of debt discount and deferred financing costs	1.7	1.5
Non-cash lease expense	0.2	0.1
Change in other operating balances
Accounts receivable	0.4	5.0
Inventory	2.8	2.7
Prepayments and other assets	(0.3)	(0.3)
Accounts payable	(2.1)	6.0
Accruals and other liabilities	(2.4)	(1.2)
Cash flows provided by operating activities	24.2	41.4

Cash flows (used in) provided by investing activities:
Proceeds from asset sales	—	1.5
Insurance proceeds	7.4	—
Purchase of property, plant and equipment	(9.9)	(0.3)
Cash flows (used in) provided by investing activities	(2.5)	1.2

Cash flows used in financing activities:
Dividends paid to Parent	(9.3)	(14.1)
Deferred financing costs	(1.5)	—
Dividends paid on preferred shares of a subsidiary company	(1.7)	(1.8)
Repurchase of preferred shares of a subsidiary company	(6.4)	(7.7)
Cash payments for vested LTIP units withheld for taxes	(0.7)	—
Repayment of corporate and project-level debt	(21.6)	(15.8)
Cash flows used in financing activities	(41.2)	(39.4)

Net (decrease) increase in cash, restricted cash and cash equivalents	(19.5)	3.2
Cash, restricted cash and cash equivalents at beginning of period	33.8	24.5
Cash, restricted cash and cash equivalents at end of period	$14.3	$27.7
Supplemental cash flow information
Interest paid	$5.6	$5.6
Income taxes paid, net	$0.7	$0.8
Accruals for construction in progress	$0.3	$—